                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [ ]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                    ACE*COMM
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                              ACE*COMM CORPORATION
                             704 Quince Orchard Road
                          Gaithersburg, Maryland 20878


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The Annual Meeting of Stockholders of ACE*COMM Corporation (the "Company"), will be held at ACE*COMM Corporation, 704 Quince Orchard Road, Gaithersburg, MD 20878, on November 14, 2000, at 10:00 a.m. local time for the following purposes:

              1. To elect two Class I directors, to serve until the 2003 Annual Stockholders' Meeting, and until their successors are elected and qualify;

              2. To consider and act upon a proposal to approve the 2000 Stock Option Plan for Directors;

              3. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 2001; and

              4. To consider and act upon such other business as may properly come before the meeting.

        The Board of Directors has fixed the close of business on October 3, 2000, as the record date for the purpose of determining stockholders entitled to notice of, and to vote at, the meeting.

        All stockholders are cordially invited to attend the meeting in person. TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE AND PROMPTLY MAIL YOUR PROXY IN THE RETURN ENVELOPE PROVIDED. This will not prevent you from voting in person, should you so desire, but will help to secure a quorum and will avoid added solicitation costs.


                                              By Order of the Board of Directors


                                              George T. Jimenez
                                              Chairman of the Board

October 17, 2000
Gaithersburg, Maryland

                              ACE*COMM CORPORATION
                             704 Quince Orchard Road
                          Gaithersburg, Maryland 20878


                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 14, 2000


                             SOLICITATION OF PROXIES


        The enclosed proxy is solicited by the Board of Directors of ACE*COMM Corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on November 14, 2000 and at any and all adjournments or postponements thereof. It is anticipated that such proxy, together with this Proxy Statement, will be first transmitted to the Company's stockholders on or about October 17, 2000. All shares represented by each properly executed, unrevoked proxy received in time for the meeting will be voted. Any proxy given may be revoked at any time prior to its exercise by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

        In addition to use of the mails, proxies may be solicited, in person and by telephone, by regular employees of the Company, who will not receive any additional compensation for such solicitation. Any cost of solicitation of proxies will be borne by the Company.

                  EQUITY SECURITIES AND CERTAIN HOLDERS THEREOF

        Stockholders of record at the close of business on October 3, 2000, are entitled to vote at the meeting (the "Record Date"). As of the Record Date, the Company had outstanding 9,210,710 shares of ACE*COMM Corporation Common Stock. Stockholders of shares are entitled to one vote for each share held and will vote as a single class on each matter to be considered at the meeting. The presence in person or by proxy of the stockholders entitled to cast a majority of the votes at the meeting is required to constitute a quorum for the transaction of business.

        The following table sets forth certain information with respect to the beneficial ownership of Common Stock for (i) each of the Company's directors and nominees, each of the Company's executive officers named in the Summary Compensation Table below (see "Executive Compensation and Other Information"), and all directors, nominees and executive officers of the Company as a group, and (ii) each person known by the Company to own more than 5% of the Company's Common Stock as of October 3, 2000, based solely on the contents of Schedules 13D and 13G filed with the Securities and Exchange Commission as of such date.

        "Beneficial ownership" is determined in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934 and includes as to each officer and director of the Company any options to purchase shares of Company Common Stock which are exercisable within 60 days of October 3, 2000. Except as indicated in the footnotes to this table, the Company believes that the persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown beneficially owned by them, subject to community property laws where applicable.

NAME AND ADDRESS(1)                     AMOUNTS AND NATURE OF      PERCENT OF OUTSTANDING
-------------------                     ----------------------     ----------------------
                                               OWNERSHIP                    SHARES
                                               ---------                    ------
DIRECTORS, NOMINEES AND NAMED
EXECUTIVE OFFICERS

George T. Jimenez                             2,219,283(2)                  23.82%

Paul G. Casner, Jr.                              38,334(3)                   *

Harry M. Linowes                                  9,334(4)                   *

William R. Newlin                                79,572(5)                   *

Gilbert A. Wetzel                                48,834(6)                   *

Gino O. Picasso                                  66,667(7)                   *

Thomas V. Russotto                              185,071(8)                   1.99

S. Joseph Dorr                                  534,552(9)                   5.75

James K. Eckler                                  59,000(10)                  *


ALL DIRECTORS, NOMINEES AND                   3,240,647(5)(11)              35.18
EXECUTIVE OFFICERS AS A GROUP (9
PERSONS)


OTHER 5% STOCKHOLDERS

CEO Venture Fund II                           1,154,546(12)                 12.53
2000 Technology Drive
Pittsburgh, Pennsylvania  15219

-------------------
*Less than one percent of stock outstanding.

(1) Unless otherwise indicated, the address is c/o ACE*COMM Corporation, 704 Quince Orchard Road, Gaithersburg, Maryland 20878 and the designated owner has voting and investment power with respect to the shares.

(2) Includes 106,171 shares issuable upon the exercise of options. Does not include 950 shares held by his mother-in-law, as to which his wife has voting and investment power and as to which Mr. Jimenez disclaims beneficial ownership.

(3)     Includes 22,834 shares issuable upon the exercise of options.

(4) Includes 2,000 shares held directly, as to which Mr. Linowes has sole voting and investment power. Does not include 300 shares held by his wife in a retirement account, as to which his wife has sole voting and investment power and as to which Mr. Linowes disclaims beneficial ownership. Also includes 7,334 shares issuable upon the exercise of options.

(5) Includes 9,334 shares issuable upon the exercise of options. Includes only shares held individually. Does not include shares held by CEO Venture Fund II (see note 12).

(6)     Includes 21,334 shares issuable upon the exercise of options.

(7)     Includes 66,667 shares issuable upon the exercise of options.

(8)     Includes 72,719 shares issuable upon the exercise of options.

(9)     Includes 82,010 shares issuable upon the exercise of options.

(10)    Includes 54,000 shares issuable upon the exercise of options.

(11)    Includes 442,403 shares issuable upon the exercise of options.

(12) Includes 1,154,546 shares held by CEO Venture Fund II. Does not include the following shares held directly: 70,238 shares by William R. Newlin, 32,888 shares by James Colker and 48,285 shares by E. R. Yost. Colker and Newlin Management Associates II ("CNMA II"), as the general partner of CEO Venture Fund II, exercise voting and investment power with respect to the 1,154,546 shares held by CEO Venture Fund II. Messrs. Colker and Newlin, as managing general partners of CNMA II, exercise shared voting and investment power with respect to these shares and Messrs. G. P. Golding, E. R. Yost and G. F. Chatfield, as general partners of CNMA II, exercise shared investment power with respect to these shares. CNMA II and Messrs. Colker, Newlin, Golding, Yost and Chatfield disclaim beneficial ownership of the shares held by CEO Venture Fund II other than to the extent of its or his individual partnership interest.

                              ELECTION OF DIRECTORS

        The Board of Directors has nominated Harry M. Linowes and Gilbert A. Wetzel for election as Class I directors.

        The directors are divided into three classes, denominated as Class I, Class II, and Class III. Current terms expire as follows: Class I expires at the Annual Meeting of stockholders; Class II expires at the 2001 annual meeting of stockholders; and Class III expires at the 2002 annual meeting. At each annual meeting, directors elected to succeed those directors whose terms expire shall be elected for a term to expire at the third succeeding annual meeting of stockholders after their election. Directors otherwise elected by the stockholders are elected for a term expiring upon expiration of the term of the Class to which he was elected. The directors are divided into classes as follows: Class I: Gilbert A. Wetzel and Harry M. Linowes; Class II: Paul G. Casner, Jr.; Class III: George T. Jimenez and William R. Newlin. The Board comprises five directors. At the Annual Meeting, Messrs. Linowes and Wetzel will be subject to election for a three-year term. There are no family relationships among any of the Company's directors and executive officers.

        Shares represented by the enclosed proxy are intended to be voted at the Annual Meeting of Stockholders to be held on November 14, 2000, unless authority is withheld, for the election of Harry M. Linowes and Gilbert A. Wetzel as Class I directors. Messrs. Linowes and Wetzel each has consented to the nomination and has informed the Company that he will be available to serve as a director. If any nominee should not be available for election, the persons named as proxies may vote for other persons in their discretion.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR.

NAME OF DIRECTOR                  DIRECTOR    CLASS OF
----------------                  --------    --------
OR NOMINEE                AGE      SINCE      DIRECTOR            RECENT BUSINESS EXPERIENCE
----------                ---      -----      --------            --------------------------


George T. Jimenez          64       1983         III         Chief Executive Officer of the Company
                                                             since 1996, and Treasurer from 1983 to
                                                             present.  President from 1983 to
                                                             September 1999.  Mr. Jimenez has been
                                                             Chairman of the Board of Directors
                                                             since 1983.

Paul G. Casner, Jr.        62       1983         II          Executive Vice President, Chief
                                                             Operating Officer of DRS Technologies,
                                                             Inc., a defense electronics
                                                             corporation, since June 2000.
                                                             Executive Vice President, Operations,
                                                             DRS, from December 1998 to May 2000;
                                                             President of DRS Electronic Systems
                                                             Group, a division of DRS Technologies,
                                                             from 1994 to 1998; and Chairman and
                                                             Chief Executive Officer of Technology
                                                             Applications & Service Company from
                                                             March 1991 to September 1993.

Gilbert A. Wetzel          68       1992          I          Managing Director, Mayer & Associates,
                                                             a human resources consulting firm,
                                                             since 1999.  Executive Vice President,
                                                             Right Management Consultants from 1994
                                                             to 1999; retired Chairman and Chief
                                                             Executive Officer of Bell of
                                                             Pennsylvania and Diamond State
                                                             Telephone and founder and retired
                                                             Chief Executive Officer of Geographic
                                                             Business Publishers, Inc.

William R. Newlin          59       1998         III         President and Chief Executive Officer
                                                             of Buchanan Ingersoll Professional
                                                             Corporation (attorneys at law) since
                                                             1980.  Co-founder and Managing General
                                                             Partner of the CEO Venture Funds
                                                             (private venture capital funds).
                                                             Chairman of the Board of Directors of
                                                             Kennametal Inc., a producer of cutting
                                                             tools and wear-resistant parts, and of
                                                             JLK Direct Distribution Inc., a
                                                             metalworking and industrial supply
                                                             business.  Director of Black Box
                                                             Corporation, National City Bank of
                                                             Pennsylvania, and Parker/Hunter
                                                             Incorporated.

Harry M. Linowes           72       1999          I          Business Management Consultant.
                                                             Senior Partner (1992 to retirement in
                                                             1996) and Managing Partner (1986 to
                                                             1992) of BDO Seidman, Accountants and
                                                             Consultants.

        Information as to the directors' or nominees' beneficial ownership of Common Stock is set forth above, under "Equity Securities and Certain Holders Thereof."

        The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee monitors the integrity of the financial statements and the independence and performance of the Company's independent auditors, oversees the preparation by management and the Company's independent auditors of the financial statements, receives and reviews reports from time to time from the Company's independent auditors, and recommends the engagement of auditors. The current members of the Audit Committee are Messrs. Casner, Linowes, Newlin and Wetzel, with Mr. Linowes serving as Chairman. The Audit Committee met two times during fiscal 2000. The Compensation Committee reviews the compensation of executives of the Company, makes recommendations to the Board of Directors with respect to standards for setting compensation levels and administers the Company's Amended and Restated Omnibus Stock Plan (the "Stock Plan"). The current members of the Compensation Committee are Messrs. Casner, Linowes, Newlin and Wetzel, none of whom is employed by the Company, with Mr. Casner serving as Chairman. The Compensation Committee met two times during fiscal 2000.

        During fiscal year 2000, the Board of Directors held nine meetings. All directors were in attendance at 75% or more of the Board and Committee meetings of which he was a member, except for Messrs. Casner and Newlin.

        Outside directors receive $12,000 each per fiscal year ($16,000 in the case of the Chairman of the Audit Committee), payable in quarterly installments, and are reimbursed for their travel expenses in attending Board and Committee meetings. In addition, upon his election or appointment to serve, each outside director receives an option to purchase 3,000 shares (4,000 shares in the case of the Chairman of the Audit Committee) of the Company's Common Stock for each year such director is elected or appointed to serve, at an exercise price equal to the fair market value on the date of grant, pursuant to the Amended and Restated Directors' Plan (or any successor plan such as the 2000 Stock Option Plan for Directors (the "Successor Directors' Plan") (the "Directors' Plan"). At the 1999 Annual Meeting, each outside Director received a one-time grant of an option for 10,000 shares (the "1999 Options") pursuant to the Directors' Plan, as approved by the stockholders at that meeting. Each option granted becomes exercisable in installments of one-third of the option shares on each anniversary of the date of grant, provided that the option holder still serves as a director on such date or, if he ceases to be a director (other than by reason of termination for cause) within 45 days prior to such date, he has served as a director, for at least 12 consecutive months as of such date. Each option expires upon the earlier of five years from the date of grant, the expiration of six months following death, resignation or removal other than for cause, and, immediately, upon removal of a director for cause. If the Successor Directors' Plan is approved, and if elected, Messrs. Linowes (serving as Chairman of the Audit Committee) and Wetzel, on the date of the Annual Meeting, would be granted options to purchase 12,000 and 9,000 shares of Common Stock, respectively.



                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION COMMITTEE REPORT

        The Company's officer compensation policy is to offer a package that includes a competitive salary, an incentive bonus based upon achievement of the Company's financial objectives and of individual performance goals, and competitive benefits. The Company also encourages broad-based employee ownership of Company stock through a stock option program in which key employees are eligible to participate. In addition, all employees (excluding those possessing 5% or more total voting power or value of all classes of stock of the Company) are eligible to purchase stock through payroll deductions under the Company's Qualified Employee Purchase Plan. The Company's compensation policy for officers is similar to that for other employees, and is designed to promote continued performance and attainment of corporate and personal goals.

        The Compensation Committee of the Board of Directors (comprised entirely of non-employee directors) reviews and approves individual officer salaries, bonus plan financial performance goals, bonus plan allocations, and stock option grants. The Committee also reviews guidelines for compensation, bonus, and stock option grants for all employees. Based on the advice of an independent consulting firm, the Compensation Committee has established the following compensation guidelines: (i) to enable the Company to attract highly qualified executives and management talent from within the telecommunications and other related industries, (ii) to retain top performers and ensure future management continuity, (iii) to reward achievement of the Company's strategic goals and financial targets, and (iv) to provide compensation that is consistent with marketplace competitiveness for companies of similar size, Company and individual performance, and stockholder returns.

        Officers of the Company are paid salaries in line with their responsibilities and experience. These salaries are structured to be within the range of salaries paid by competitors in the telecommunications and other relevant industries. Competitors selected for salary comparison purposes may differ from the companies included in the comparative performance indexes in the Performance Graph below.

        Officers also typically participate in an executive bonus plan. Under the plan, awards are granted in cash and stock in the form of stock options. In fiscal 2000, officers were eligible for cash bonuses of up to a pre-determined 45-75% of base salary, with amounts payable based on the level of achievement of predetermined corporate revenue and pre-tax income goals. The maximum total bonus under the executive bonus plan was 75% of base salary. Because the Company did not meet the predetermined revenue and pre-tax income goals established for fiscal 2000, the officers did not receive any cash bonuses for that period.

        Stock option grants to officers are designed to promote success by aligning the officers' financial interests with long-term stockholder value and by providing an incentive for individual long-term performance and the achievement of short-term financial performance of the Company. Grants of stock options are based on various subjective factors primarily relating to the responsibilities of the individual officers, and also to their expected future contributions and prior option grants. Generally, as part of the executive bonus plan, officers are granted performance options which vest and become exercisable six to eight years from the date of grant, subject to earlier, accelerated vesting based on Company financial performance. Performance options which vest as a result of acceleration generally become exercisable over three years, provided that the officer remains in the continuous employ of the Company.

        Performance options were granted in fiscal 2000, subject to accelerated vesting based upon achievement of the 2000 performance targets. In addition, certain outstanding options granted in prior fiscal years, whose vesting was not previously accelerated, were amended to allow for accelerated vesting based on FY00 performance. Based on the Company's results for fiscal 2000, none of the performance options containing the 2000 performance targets was accelerated.

        In connection with hiring and retention, the Company granted certain options that generally vest over a three-year period and are not performance based. Messrs. Picasso, Dorr, Russotto, and Eckler have each been granted such options. The options referred to above are reflected in "Summary Compensation Table" and "-- Option Grants in Last Fiscal Year."

        As noted above, the Company's compensation policy is based primarily upon the practice of pay-for-performance. Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to Named Executive Officers. The Committee currently believes that the Company should be able to continue to manage its executive compensation program for Named Executive Officers so as to preserve the related federal income tax deductions.

        The Compensation Committee annually reviews and approves the compensation of George Jimenez, the Chief Executive Officer. Mr. Jimenez participates in the executive bonus plan, with his bonus tied to corporate revenue and pre-tax income goals. In fiscal 2000, Mr. Jimenez was eligible for a maximum cash bonus of 75% of his base salary, payable based on the level of achievement of predetermined corporate revenue and pre-tax income goals. Performance based options for 27,764 shares were granted in fiscal 2000 and made subject to accelerated vesting based upon achievement of the 2000 performance targets. In addition, outstanding options for 22,236 shares, granted in prior fiscal years, whose vesting was not previously accelerated, were amended to allow for accelerated vesting based on the 2000 performance targets. Based on the Company's results for fiscal 2000, Mr. Jimenez received no cash bonus and none of the performance options containing the 2000 performance targets was accelerated.



                                  COMPENSATION COMMITTEE

                                  Paul G. Casner, Jr.
                                  Harry M. Linowes
                                  William R. Newlin
                                  Gilbert A. Wetzel

CASH COMPENSATION

        Cash compensation paid or accrued for services in all capacities for 1998, 1999 and 2000 fiscal years for the Chief Executive Officer and each of the other four most highly compensated present and former executive officers of the Company whose salary and bonus exceeded $100,000 (the "Named Executive Officers") is set forth in the following table.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                           ---------
                                                                         COMPENSATION
                                                                         ------------
                                    ANNUAL COMPENSATION(1)                  AWARDS
                                    ----------------------                  ------

                             ------------------------------------       ---------------

           NAME              FISCAL   SALARY(2)     BONUS      OTHER       NUMBER OF        ALL
           ----              ------   ---------     -----      -----       ---------        ---
            AND               YEAR                            ANNUAL        SHARES         OTHER
            ---               ----                            ------        ------         -----
    PRINCIPAL POSITION                                        COMPEN-     UNDERLYING      COMPEN-
    ------------------                                        -------     ----------      -------
                                                             SATION(3)      OPTIONS      SATION(4)
                                                             ---------      -------      ---------

George T. Jimenez            2000     $198,262         $0          --        27,764        $11,171
Chief Executive Officer      1999       30,115          0          --             0         12,469
and Chairman of the Board    1998      155,654          0          --        26,628         11,521


Gino O. Picasso              2000      156,750(5)       0          --       250,000(6)           0
President and Chief          1999           --         --          --            --             --
Operating Officer            1998           --         --          --            --             --


Thomas V. Russotto           2000      203,880          0          --         3,253          1,357
Executive Vice President     1999      167,391          0          --       150,000(6)       3,757
and Chief Technology         1998      157,688          0          --        17,445          1,453
Officer

S. Joseph Dorr               2000      164,466          0          --        99,422(6)       1,170
Executive Vice President -   1999      128,693          0          --             0          3,642
Business Development and     1998      117,421          0          --        10,331          1,253
Customer Engagement

James K. Eckler              2000      162,462          0      $3,823        35,000              0
Executive Vice President     1999      105,577(7)       0          --        88,500(6)           0
-Finance and Administration  1998           --         --          --            --             --

(1)     Includes salary deferrals under the Company's 401(k) plan.

(2) Reflects a voluntary reduction in salary for fiscal 1998 for Messrs. Jimenez, Dorr and Russotto. For fiscal 1999, reflects a voluntary reduction in salary for Mr. Jimenez.

(3) Comprises certain relocation expenses. Does not include perquisites and personal benefits aggregating less than 10% of the officer's salary and bonus.

(4) Consists of, as to calendar years 1997 and 1999, Company contributions to the Company's 401(k) plan on behalf of each Named Executive Officer and, as to all fiscal years, amounts paid in connection with a life insurance policy for Mr. Jimenez and disability insurance policies for certain Named Executive Officers. For fiscal 2000, the amounts paid were as follows: (i) Mr. Jimenez, $6,975 for life insurance and $4,196 for disability insurance; (ii) Dr. Russotto, $1,357 for disability insurance, and (iii) Mr. Dorr, $1,170 for disability insurance.

(5) Reflects compensation beginning September 14, 1999, when Mr. Picasso joined the Company.

(6)     Of these shares, 200,000, 150,000, 90,000 and 88,500 were granted to
        Messrs. Picasso, Russotto, Dorr and Eckler, respectively, as one-time grants, in connection with hiring or retention, as the case may be.

(7) Reflects compensation beginning October 19, 1998, when Mr. Eckler joined the Company.



OPTION GRANTS

        The following table shows, as to the Named Executive Officers, the options to purchase Common Stock granted by the Company in fiscal 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                    INDIVIDUAL GRANTS
                   ----------------------------------------------------

                    NUMBER OF    PERCENTAGE OF                            POTENTIAL REALIZABLE VALUE AT
                    ---------    -------------                            -----------------------------
                     SHARES      TOTAL OPTIONS                            ASSUMED RATES OF STOCK PRICE
                     ------      -------------                            ----------------------------
                   UNDERLYING     GRANTED TO      EXERCISE                   APPRECIATION FOR OPTION
                   ----------     ----------      --------                   -----------------------
                     OPTIONS     EMPLOYEES IN    PRICE PER   EXPIRATION              TERM(1)
                     -------     ------------    ---------   ----------              -------
                     GRANTED      FISCAL 2000      SHARE        DATE
                     -------      -----------      -----        ----
                                                                             0%       5%        10%
                                                                             --       --        ---

George T. Jimenez    27,764(2)        3.55%        $3.781     10/27/09      $0     $66,019   $167,304

Gino O. Picasso      50,000(2)        6.39          3.781     10/27/09       0     118,893    301,297
                    200,000(3)       25.55          4.188      9/21/09       0     526,762  1,334,919

Thomas V. Russotto    3,253(2)        0.42          3.781     10/27/09       0       7,735     19,602

S. Joseph Dorr        9,422(2)        1.20          3.781     10/27/09       0      22,404     56,776
                     90,000(4)       11.50          3.938      8/25/09       0     222,893    564,854

James K. Eckler      35,000(2)        4.47          3.781     10/27/09       0      83,225    210,908


-----------------------------


(1) Amounts are based on the 0%, 5%, and 10% annual compounded rates of appreciation of the Common Stock price from the date of grant, prescribed by the Securities and Exchange Commission, and are not intended to forecast future appreciation of the Company's Common Stock. The prices of the Common Stock, assuming such annual compounded rates of appreciation over the term of the option, would be as follows:

        Exercise price    Term of Option     0%        5%         10%
        --------------    --------------     --        --         ---
           $  3.781         10 years         $0      $6.159      $9.807
              4.188         10 years          0       6.822      10.863
              3.938         10 years          0       6.415      10.214


(2) Performance options, subject to vesting in full or in part as of 10/1/00, based on the Company's achievement of previously established performance targets for fiscal year 2000. Based on the Company's results, the vesting of none of such options was accelerated in fiscal year 2000. Accordingly, under the terms of the options, one-third of the option shares will become exercisable on each of 10/26/05, 10/26/06, 10/26/07, provided that the officer is then employed by the Company (or sooner, under certain circumstances such as achievement of certain financial performance targets for fiscal year 2001 or a change of control of the Company).

(3) Option granted in connection with hiring, which vests and becomes exercisable in one-third increments as of 9/20/00, 9/20/01 and 9/20/02, provided that the officer is then employed by the Company (or sooner, under certain circumstances such as a change of control of the Company or certain events of termination). (see "-Employment Agreements, Change in Control and Separation Arrangements.")

(4) Retention option, which vests and becomes exercisable in one-third increments as of 8/14/00, 8/14/01 and 8/14/02 (or sooner, under certain circumstances such as a change of control of the Company or certain events of termination), provided that the officer is then employed by the Company. (see "-Employment Agreements, Change in Control and Separation Arrangements.")

FISCAL 2000 STOCK OPTION EXERCISES AND YEAR-END OPTION VALUES

        The following table shows, as to the Named Executive Officers, the information concerning exercises of stock options in the last fiscal year and 2000 fiscal year-end option values.

                FISCAL 2000 STOCK OPTION EXERCISES AND YEAR-END OPTION VALUES

                      SHARES                         NUMBER OF SHARES
                      ------                         ----------------
                     ACQUIRED                     UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                     --------                     ----------------------       --------------------
                        ON          VALUE            OPTIONS AT FISCAL        IN-THE-MONEY OPTIONS AT
                        --          -----            -----------------        -----------------------
NAME                 EXERCISE    REALIZED(1)             YEAR-END               FISCAL YEAR-END(2)
----                 --------    -----------             --------               ------------------
                                                EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
                                                -------------------------    -------------------------


George T. Jimenez           0           $0         106,171      52,242             $0      $42,534
Gino O. Picasso             0            0               0     250,000              0      301,600
Thomas V. Russotto     51,456      208,703          22,719     123,445              0      336,284
S. Joseph Dorr              0            0          52,010     114,200              0      138,185
James K. Eckler         5,000       23,750          24,500      94,000         53,606      182,712

-------------

(1) Value realized represents the positive spread between the respective exercise prices of the exercised options and the fair market value per share on the respective dates of exercise.

(2) Value for "in-the-money" options represent the positive spread between the respective exercise prices of outstanding options and the market price on June 30, 2000.


EMPLOYMENT AGREEMENTS, CHANGE IN CONTROL AND SEPARATION ARRANGEMENTS

        The Company entered into an Employment Agreement with S. Joseph Dorr, effective October 1, 1999, for a three-year term. Under the terms of the Agreement, Mr. Dorr is entitled to a minimum annual base salary of $175,000, to participate in benefit plans generally available to all executive level employees and reimbursement for business expenses in accordance with Company policy, and is eligible for an annual bonus of up to $100,000 payable in cash and an option for up to 20,000 shares, based on achievement of financial performance and personal objectives determined in advance by the Board of Directors and the Chief Executive Officer or President. Pursuant to the Agreement, Mr. Dorr's non-qualified option for 90,000 shares granted on August 24, 1999 (the "Option") was amended and restated to provide for vesting in one-third increments on August 14 of the years 2000, 2001 and 2002, respectively (or sooner under certain circumstances) and certain other terms. In the event of a change of control, Mr. Dorr is entitled to remain eligible for a minimum stated annual bonus, to participate in benefit plans at least as favorable as he participated in prior to the change of control, and to certain relocation benefits. In the event the Company terminates Mr. Dorr other than for cause (as defined in the Agreement) prior to a change of control, Mr. Dorr is entitled to a lump sum payment equal to one year's salary at the rate then in effect and, depending on the date of termination, to acceleration of vesting of certain of his Option shares. If following a change of control Mr. Dorr is terminated other than for cause (as defined in the Agreement) or terminates his employment for good reason (as defined in the Agreement), Mr. Dorr is entitled to a lump sum payment equal to one year's salary at the rate then in effect and to acceleration of vesting of his Option shares. The Agreement contains certain confidentiality, non-solicitation and non-compete provisions.

        The Company entered into an Employment Agreement with Gino Picasso, dated as of September 14, 1999, for a three-year term. Under the terms of the Agreement, Mr. Picasso is entitled to a minimum annual base salary of $195,000, to participate in benefit plans generally available to all executive level employees and reimbursement for business expenses in accordance with Company policy, and is eligible (beginning with respect to the 2000 fiscal year) for an annual bonus of (1) up to 75% of base salary as is in effect from time to time and (2) an option for a minimum of 50,000 shares of Common Stock, based on achievement of financial performance and personal objectives determined in advance by the Board of Directors and the Chief Executive Officer. In connection with his initial hiring, Mr. Picasso was granted on September 20, 1999, a non-qualified stock option exercisable for 200,000 shares of common stock of the Company, vesting in one-third increments on September 20 of the years 2000, 2001 and 2002, respectively (or sooner under certain circumstances). In the event of a change of control, Mr. Picasso is entitled to remain eligible for a minimum stated annual bonus, to participate in benefit plans at least as favorable as he participated in prior to the change of control, and to certain relocation benefits. In the event the Company terminates Mr. Picasso other than for cause (as defined in the Agreement) prior to a change of control, Mr. Picasso is entitled to a lump sum payment equal to 1.5 times his base salary at the rate then in effect and to acceleration of vesting of the option under the Agreement. If, following a change of control, Mr. Picasso is terminated other than for cause (as defined in the Agreement) or terminates his employment for good reason (as defined in the Agreement), Mr. Picasso is entitled to a lump sum payment equal 1.5 times his base salary at the rate then in effect and to acceleration of vesting of the option granted under the Agreement. The Agreement contains certain confidentiality, non-solicitation and non-compete provisions.

PERFORMANCE GRAPH

        In accordance with current Securities Exchange Act of 1934 regulations, the following performance graph compares the performance of the Company's Common Stock to the Nasdaq Stock Market Index and to the Nasdaq Telecommunications Index. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at August 14, 1996 and that all dividends were reinvested. The measurement period is limited to that period during which the Company's Common Stock has been registered under Section 12 of the Securities Exchange Act of 1934 (i.e., since the initial public offering).


                   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                       ACE*COMM CORPORATION, NASDAQ MARKET
                    INDEX AND NASDAQ TELECOMMUNICATIONS INDEX

                                1996      1997      1998       1999      2000

ACE*COMM CORP.                 100.00    261.67     75.00     44.17     70.83
NASDAQ TELECOMMUNICATIONS      100.00    129.67    184.22    271.52    458.11
NASDAQ MARKET INDEX            100.00    132.29    175.37    245.75    369.77



                    ASSUMES $100 INVESTED ON AUGUST 14, 1996
                           ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING JUNE 30, 2000

          PROPOSAL TO APPROVE THE 2000 STOCK OPTION PLAN FOR DIRECTORS

        The Company's Amended and Restated Stock Option Plan for Directors (the "Directors' Stock Plan") expired on July 1, 2000 and new options no longer may be granted under such plan. The Board of Directors has approved and recommends that the stockholders approve a successor to the Plan on substantially the same terms in order to continue to assure the Company's ability to attract and retain qualified individuals to serve as Directors. A copy of the Successor Directors' Plan is attached as an exhibit hereto and the description set forth below is qualified in its entirety by reference to the plan.

        The Successor Directors' Plan is a formula plan, in which only non-employee Directors who have been approved by the Chairman of the Board for participation are eligible. Options for up to 200,000 shares of common stock, subject to adjustment in certain events, may be issued under the Plan. At October 6, 2000, the closing price of the Common Stock was $6.75. An eligible non-employee Director who is elected (or re-elected) by the stockholders or appointed by the Board to serve as a Director on or after October 1, 2000, shall receive an option to purchase 3,000 shares of Common Stock (4,000 in the case of a director serving as Chairman of the Audit Committee), multiplied by the number of years for which such Director has then been elected or appointed to serve, which option shall be granted as of the date on which such Director has been elected, reelected or appointed, as the case may be. The number of years in a Director's term of office shall be rounded to the nearest whole number of years. The exercise price of each option granted under the plan shall be equal to the fair market value per share of the Common Stock on the date of grant of the option.

        Each option granted under the Successor Directors' Plan shall become exercisable in one-third installments upon each successive anniversary of the date on which such option was granted (the "Vesting Date"), provided that: (i) the holder still serves as a Director on such Vesting Date; or (ii) in the event of the expiration or termination of the holder's term of office (other than by reason of his or her removal for cause) within 45 days prior to such Vesting Date, such holder has served as a Director for at least twelve consecutive months as of the date of the expiration or termination of his or her term of office. All or any part of an exercisable, but unexercised, installment shall be exercisable at any time thereafter, except to the extent the option has terminated or expired.

        Each option shall expire and terminate, to the extent not then exercised, upon the earliest of: (1) the expiration of five years following the date of grant of such option; or (2) the expiration of six months following the optionee's death, resignation, or removal as a Director for any reason other than for cause; or (3) the removal of the optionee as a Director for cause.

        To exercise an option in whole or in part, the optionee shall give written notice of exercise to the Secretary of the Company, which notice shall specify the number of shares as to which the option is being exercised, accompanied by payment in full of the option Price for such shares in cash. Not less than 500 shares may be purchased at any one time unless the number purchased is the total number purchasable under the option. Options are transferable only by will or the laws of descent and distribution.

        In the event of a stock split, stock dividend, reclassification, reorganization, or other capital adjustment of shares of Common Stock of the Company, the number of shares of Common Stock covered by each outstanding option, and the exercise price per share for each such option, shall be proportionately adjusted without any change in the aggregate option Price.

        In the event of any proposed change in control of the Company (as defined in the plan), the Company shall take such action as it deems appropriate and equitable to effectuate the purposes of this Plan and to protect the grantees of options, which action may include, but without limitation, any one or more of the following: (i) acceleration or change of the exercise dates of any option; (ii) arrangements with grantees for the payment of appropriate consideration to them for the cancellation and surrender of any option; and
(iii) in any case where equity securities other than Common Stock of the Company are proposed to be delivered in exchange for or with respect to Common Stock of the Company, arrangements providing that any option shall become one or more options with respect to such other equity securities.

        In the event the Company dissolves and liquidates (other than pursuant to a plan of merger or reorganization), then notwithstanding any restrictions on exercise set forth in this Successor Directors' Plan or any option: (i) each holder shall have the right to exercise his option, at any time up to ten (10) days prior to the effective date of such liquidation and dissolution; and (ii) the Company may make arrangements with the holders for the payment of appropriate consideration to them for the cancellation and surrender of any option that is so canceled or surrendered at any time up to ten (10) days prior to the effective date of such liquidation and dissolution. The Company may establish a different period (and different conditions) for such exercise, delivery, cancellation, or surrender to avoid subjecting the holder to liability under Section 16(b) of the Exchange Act. Any option not so exercised, canceled, or surrendered shall terminate on the last day for exercise prior to such effective date.

        No options may be granted after October 1, 2010. The Board may amend, revise, suspend or discontinue the Successor Directors' Plan, from time to time, provided that no amendments may be made within six months of the last date the Successor Directors' Plan was amended by the Board, except as required to comply with ERISA or the Internal Revenue Code, and no amendment may be made without approval of the stockholders, unless such approval is not required to comply with Rule 16b-3 of the Securities Exchange Commission, or any successor provision.

        Counsel has provided the Company with the following brief summary of the Federal income tax consequences under the Code as currently in effect:

        The options are nonqualified options for federal income tax purposes. No taxable income is realized by the optionee upon the grant of an option. On exercise, the excess of the fair market value of the shares at the time of exercise over the option price of such shares would be treated as taxable compensation. Special rules may apply to a participant who is subject to Section 16 of the Exchange Act. Any amounts treated as compensation (a) would be taxable at ordinary income tax rates in the year of exercise, and (b) generally would be an allowable income tax deduction to the Company. The optionee's tax basis for shares acquired upon exercise of an option would be equal to the option price paid for the shares plus any amounts treated as taxable compensation. An optionee would generally be entitled to capital gain treatment on the difference between his tax basis and the sale price of the shares acquired upon exercise. The difference would be long term capital gain (or loss) if the shares are sold more than one year from the option exercise date and short term capital gain (or loss) if not.

        The Company may withhold, or require a participant to remit to the Company, an amount sufficient to satisfy any Federal, state and local withholding tax requirements as the result of exercise of an option.

        The foregoing discussion summarizes the Federal income tax consequences of the Successor Directors' Plan based on current provisions of the Code which are subject to change. This summary does not cover any state or local tax consequences of participation in the Successor Directors' Plan.

        If the Successor Plan is approved, Messrs. Linowes (serving as Chairman of the Audit Committee) and Wetzel, on the date of the Annual Meeting, would be granted an option to purchase 12,000 and 9,000 shares of Common Stock, respectively.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE 2000 STOCK OPTION PLAN FOR DIRECTORS.

                        SELECTION OF INDEPENDENT AUDITORS

        The Company previously reported in a Current Report on Form 8-K filed on January 26, 1999 and amended on February 2, 1999, (the "8-K") the resignation of its former auditors, PricewaterhouseCoopers LLP ("PwC"), effective January 19, 1999. PwC's reports on the Company's financial statements for fiscal years 1998 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Furthermore, during those fiscal years and any subsequent interim period preceding the resignation of PwC, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused them to make reference to the subject matter of the disagreements in connection with their report.

        During the 1998 fiscal year, and through January 19, 1999, there were no reportable events within the meaning of Regulation S-K Item 304(a)(1)(v), except to the extent described in the 8-K. The 8-K cited a draft report presented by PwC to management and the Company's Audit Committee prepared in connection with its fiscal 1998 audit describing certain material weaknesses in the Company's internal accounting control structure, including recommendations (i) as to accounting and finance personnel needs and staff expansion, (ii) that the Company formally document its revenue recognition policies and procedures and ensure adherence to such policies, (iii) that the Company further formalize and document its software capitalization policy, and (iv) that the Company enhance the controls surrounding job costing.

        The 8-K further reported that in connection with its review of the Company's first quarter ended September 30, 1998, PwC had advised the Company that there were certain areas described in the 8-K (the "first quarter items") where information came to their attention that, if further investigated, may materially impact the fairness or reliability of the financial statements for the first quarter and that, as of January 19, 1999, PwC had not completed its investigation of such information (PwC noted in the Current Report that it had not undertaken, and was not obligated to undertake, such an investigation). Although PwC did not discuss each of the specific first quarter items with each of the members the Board of Directors or Audit Committee of the Company, PwC discussed the subject matter with the then-Chairman of the Audit Committee and with the Chief Executive Officer and Chairman of the Board of Directors. The Company authorized PwC fully to respond to inquiries by a successor accountant regarding the subject matter of each of the first quarter items.

        The Company carefully and thoroughly reviewed the issues referred to above and described in more detail in its 8-K and, based on a consideration of various factors, including the results of a review by Ernst & Young LLP and presentations by management of the Company, the Board of Directors concluded that management had adequately addressed these issues.

        Ernst & Young LLP served as the Company's independent accountants for fiscal years 1999 and 2000 and has been appointed to serve as the independent auditors of the Company for the current fiscal year, subject to ratification by the stockholders. If the appointment is not ratified, the Board of Directors will appoint another firm as the Company's independent auditor for the year ending June 30, 2001. The Board of Directors also retains the power to appoint another independent auditor for the Company to replace an auditor ratified by the stockholders in the event that the Board of Directors determines that the interests of the Company require such a change.

        Ernst & Young LLP is expected to have a representative present at the meeting, will have the opportunity to make a statement if they desire to do so, and is expected to be available to respond to appropriate questions at the meeting.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2001.

                        VOTE REQUIRED TO APPROVE MATTERS

        The presence in person or by proxy of stockholders entitled to cast a majority of the votes at the Annual Meeting will constitute a quorum. Votes cast by proxy or in person at the meeting will be tabulated by the inspectors of election appointed for the meeting. Proxies marked with abstentions, broker non-votes (i.e., proxies from brokers or nominees marked to indicate that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to the vote on a particular matter with respect to which the brokers or nominees do not have discretionary power to vote), and stockholders present at the meeting who abstain from voting, will be treated as present for purposes of determining the presence of a quorum. In their discretion, the proxies are authorized to vote upon such other business as may properly (including in accordance with the advance notice requirement set forth below) come before the meeting or any adjournment thereof.

        The election of directors requires a plurality of votes cast at the Annual Meeting. The approval of the 2000 Stock Option Plan for Directors requires the affirmative vote of a majority of the votes present at the Annual Meeting. The ratification of the appointment of Ernst & Young LLP as independent accountants of the Company requires the affirmative vote of a majority of the votes cast at the meeting. Abstentions or broker non-votes will be disregarded for purposes of determining approval of the aforementioned matters, except in the case of the approval of the stock plan, in which case an abstention or broker non-vote will be deemed present and will have the effect of a vote against the proposal.


     ADVANCE NOTICE OF MATTERS TO BE PRESENTED AT THE 2000 ANNUAL MEETING OF
                                  STOCKHOLDERS

        Advance notice of matters to be presented at the 2000 Annual Meeting of Stockholders must be received at the Company's executive offices at 704 Quince Orchard Road, Gaithersburg, Maryland 20878 not less than 20 days (October 25,
2000) nor more than 30 days (October 15, 2000) prior to the meeting. A stockholder's notice must be addressed to the Secretary and set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.


        STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS

        Stockholder proposals to be presented at the 2001 Annual Meeting of Stockholders must be received at the Company's executive offices at 704 Quince Orchard Road, Gaithersburg, Maryland 20878 by June 11, 2001 in order to be included in the Company's proxy statement relating to that meeting.


                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

        As of the date of this Proxy Statement, the Company knows of no business other than that described herein that will be presented for consideration at the meeting. If, however, any other business shall come properly before the meeting, the proxy holders intend to vote the proxies in accordance with their best judgment, in their sole discretion.

                                             By Order of the Board of Directors,


                                             George T. Jimenez
                                             Chairman of the Board
October 17, 2000

                                                                       Exhibit A

                              ACE*COMM CORPORATION

                      2000 STOCK OPTION PLAN FOR DIRECTORS


1.      Purpose

        The purpose of this 2000 Stock Option Plan for Directors is to advance the interests of ACE*COMM Corporation by enhancing its ability to attract, retain and motivate members of its Board of Directors who are not employees of the company or any of its subsidiaries by providing for the grant of nonqualified stock options to such members.

2.      Definitions

        For the purposes of this Plan, the following terms shall have the meanings ascribed to them below:

        2.1 "Board of Directors" or "Board" shall mean the Board of Directors of the Company.

        2.2 "Fair Market Value" of a share of Stock of the Company for any purpose on a particular date shall be determined in a manner such as the Committee shall in good faith determine to be appropriate; provided, however, that if the Common Stock is publicly traded, then Fair Market Value shall mean the last reported sale price per share of Common Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, or if the Common Stock is not so listed or admitted to trading or included for quotation, the last quoted price, or if the Common Stock is not so quoted, the average of the high bid and low asked prices, regular way, in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices, regular way, as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Committee or by such other source or sources as shall be selected in good faith by the Committee; and provided further, that in the case of ISOs, the determination of Fair Market Value shall be made by the Committee in good faith in conformance with the Treasury Regulations under Section 422 of the Code. If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term "trading day" shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, any day other than a Saturday, a Sunday or a day in which banking institutions in the State of New York are closed.

        2.3 "Company" shall mean ACE*COMM Corporation, a Maryland corporation.

        2.4 "Common Stock" shall mean shares of the Company's common stock having a par value of $.01 per share, subject to adjustment pursuant to Section 9.

        2.5      "Option" shall mean any option granted under this Plan.

        2.6 "Option Agreement" shall mean the agreement executed by the Company and an Optionee pursuant to Section 5.5 of this Plan.

        2.7 "Option Price" shall mean the purchase price per share of Common Stock subject to an Option.

        2.8 "Optionee" shall mean any person to whom an Option has been granted under this Plan.

        2.9 "Plan" shall mean this 2000 Stock Option Plan for Directors, as amended from time to time.

        2.10 "Subsidiary" shall mean a corporation in which the Company owns, directly or indirectly, shares of stock representing 50% or more of the outstanding voting power of all classes of stock of such corporation, at the time of the granting of an Option under this Plan.

        2.11 "Change in Control" shall mean (i) any sale, exchange or other disposition of substantially all of the Company's assets; or (ii) any merger, share exchange, consolidation or other reorganization or business combination in which the Company is not the surviving or continuing corporation, or in which the Corporation's stockholders become entitled to receive cash or securities of another issuer in exchange for their stock of the Company.

3.      Participation

        Each member of the Board of the Company who (i) is not an employee of either the Company or any of its Subsidiaries (a "Non-Employee Director") and
(ii) is designated to participate under the Plan by the Chairman of the Board of the Company, shall receive Options from time to time in accordance with Section 5 below.

4.      Shares Subject to Plan

        The stock subject to Options granted under this Plan shall be shares of the authorized but unissued shares of Common Stock. The aggregate number of shares of Common Stock which may be issued under the Plan pursuant to the exercise of Options may not exceed 200,000 shares, subject to adjustment as provided in Section 9. In the event that any outstanding Options expire or terminate for any reason, without having been exercised in full, the shares of Common Stock allocable to such unexercised portion shall become available for issuance under other Options under this Plan.

5.      Stock Option Grants

        5.1 Option Shares and Date of Grant. The Company shall grant to each Non-Employee Director:

        (1) in the case of a Non-Employee Director who is elected (or re-elected) by the stockholders or appointed by the Board to serve as a Director on or after October 1, 2000 and prior to October 1, 2010, an Option to purchase 3,000 shares of Common Stock (4,000 shares in the case of a Director serving as the Chairman of the Audit Committee as of immediately after the meeting), multiplied by the number of years for which such Director has then been elected or appointed to serve, which Option shall be granted as of the date on which such Non Employee Director has then been elected, reelected or appointed, as the case may be.

        For the purposes of this Section 5.1, the number of years in a Director's term of office shall be rounded to the nearest whole number of years.

        5.2 Option Price. The Option Price shall be equal to the fair market value per share of the Common Stock on the date of grant of the Option.

        5.3 Vesting. Each Option shall be and become exercisable in equal installments of as near to one third as possible upon each successive anniversary of the date on which such Option was granted (the "Vesting Date"), provided that: (i) the Optionee still serves as a Director on such Vesting Date; or (ii) in the event of the expiration or termination of the Optionee's term of office (other than by reason of his or her removal for cause) within 45 days prior to such Vesting Date, such Optionee has served as a Director for at least twelve consecutive months as of the date of the expiration or termination of his or her term of office. All or any part of an exercisable, but unexercised, installment shall be exercisable at any time thereafter, except to the extent the Option has terminated or expired.

        5.4 Expiration. Each Option shall expire and terminate, to the extent not then exercised, upon the earliest of:
                 (1) the expiration of five years following the date of grant of such Option; or

                 (2) the expiration of six months following the Optionee's death, resignation, or removal as a Director for any reason other than for cause; or

                 (3)    the removal of the Optionee as a Director for cause.

        5.5 Option Agreement. Promptly after the grant of an Option, the Company and the Optionee shall execute an Option Agreement which incorporates the terms of this Plan and specifies: (i) the Option Price; (ii) the number of shares of Common Stock covered by the Option; and (iii) the other terms and conditions of the Option and its exercise consistent with the terms of this Plan.

6.      Manner of Exercise

        6.1 Manner. To exercise an Option in whole or in part, the Optionee shall give written notice of exercise to the Secretary of the Company, which notice shall specify the number of shares as to which the Option is being exercised, accompanied by payment in full of the Option Price for such shares in cash. Not less than 500 shares may be purchased at any one time unless the number purchased is the total number purchasable under the Option.

        6.2 Preconditions to Exercise. An Option may not be exercised unless and until the Company has effected or obtained compliance with all laws and regulations applicable to the issuance of shares under the Option, including without limitation, federal and state tax and securities laws, to the Company's satisfaction.

7.      No Rights of Stockholder

        No Optionee shall have any of the rights of a stockholder with respect to the shares covered by his or her Option until such shares have been issued to him or her upon the due exercise of the Option.

8.      Non-Transferability of Options

        No Option shall be transferable otherwise than by will or the laws of descent and distribution.

9.      Stock Adjustment

        9.1 Adjustments. In the event of a stock split, stock dividend, reclassification, reorganization, or other capital adjustment of shares of Common Stock of the Company, the number of shares issuable under the Plan, the number of shares of Common Stock covered by each outstanding Option, and the Option Price per share for each such Option, shall be proportionately adjusted without any change in the aggregate Option Price.

        9.2 Merger, Consolidation, Liquidation, or Dissolution. In the event of any proposed Change in Control, the Company shall take such action as it deems appropriate and equitable to effectuate the purposes of this Plan and to protect the grantees of Options, which action may include, but without limitation, any one or more of the following: (i) acceleration or change of the exercise dates of any Option; (ii) arrangements with grantees for the payment of appropriate consideration to them for the cancellation and surrender of any Option; and (iii) in any case where equity securities other than Common Stock of the Company are proposed to be delivered in exchange for or with respect to Common Stock of the Company, arrangements providing that any Option shall become one or more Options with respect to such other equity securities.

        In the event the Company dissolves and liquidates (other than pursuant to a plan of merger or reorganization), then notwithstanding any restrictions on exercise set forth in this Plan or any Option: (i) each holder shall have the right to exercise his Option, at any time up to ten (10) days prior to the effective date of such liquidation and dissolution; and (ii) the Company may make arrangements with the holders for the payment of appropriate consideration to them for the cancellation and surrender of any Option that is so canceled or surrendered at any time up to ten (10) days prior to the effective date of such liquidation and dissolution. The Company may establish a different period (and different conditions) for such exercise, delivery, cancellation, or surrender to avoid subjecting the holder to liability under Section 16(b) of the Exchange Act. Any Option not so exercised, canceled, or surrendered shall terminate on the last day for exercise prior to such effective date.

        9.3 Limitation on Rights of Optionee. Except as expressly provided in Section 9.1 or 9.2 hereof, an Optionee shall have no rights by reason of the issuance of (i) shares of Common Stock of the Company pursuant to this Plan,
(ii) shares of preferred stock or Common Stock, (iii) any other security convertible into Common Stock, (iv) or any other equity security, including issuance pursuant to a plan of merger, consolidation, or statutory share exchange, and no adjustment by reason thereof shall be made with respect to the number of shares of Common Stock subject to an Option or the Option Price.

        9.4 Rights of Company. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes in its capital or business structure or to participate in a merger, consolidation, or share exchange with another corporation, or to dissolve, liquidate or sell or transfer all or any part of its business or assets.

10.     Term of Plan

        Options may be granted pursuant to the Plan from time to time until October 1, 2010.

11.     Amendment of the Plan

        The Board may amend, revise, suspend or discontinue the Plan, from time to time, provided that no amendments may be made within six months of the last date the Plan was amended by the Board, except as required to comply with ERISA or the Internal Revenue Code, and no amendment may be made without approval of the stockholders, unless such approval is not required to comply with Rule 16b-3 of the Securities Exchange Commission, or any successor provision.

12.     Withholding Taxes

        The Company shall have the right to deduct from any compensation or any other payment of any kind due Optionee the amount of any federal, state or local taxes required by law to be withheld as the result of the exercise of an Option. In lieu of such deduction, the Company may require the Optionee to make a cash payment to the Company equal to the amount required to be withheld. In the event the Optionee does not make such payment when requested, the Company may refuse to issue any stock certificate pursuant to the exercise of any Option until arrangements satisfactory to the Company for such payment have been made.

13.     Miscellaneous

        13.1 Gender. As used herein the masculine gender shall include the feminine as the identity of an Optionee may require.

        13.2 Governing Law. This Plan shall be governed by and construed in accordance with the internal substantive laws of the State of Maryland, without regard to its conflict of laws rules or principles.

        13.3 Headings. The headings in this Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

        13.4 Notices. All notices and other communications made or given pursuant to the Plan shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to the Optionee at the address contained in the records of the Company, or to the Company at the principal office of the Company.

Approved by the Board of Directors on September 27, 2000
Approved  by the Stockholders on ___________________

                              ACE*COMM CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints George T. Jimenez and S. Joseph Dorr, or either of them, the proxy or proxies of the undersigned with full power of substitution, to vote all shares of Common Stock of ACE*COMM Corporation held of record by the undersigned at the close of business on October 3, 2000 at the Annual Meeting of Stockholders of the Company to be held on Tuesday, November 14, 2000 at 10:00 am, Eastern Time and at any adjournment or adjournments thereof, upon the matters set forth herein.

IF PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, OR TO THE EXTENT DIRECTIONS ARE NOT GIVEN, SUCH SHARES WILL BE VOTED FOR EACH OF THE NOMINEES AND EACH OTHER PROPOSAL.

--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW AND A VOTE "FOR" PROPOSALS 2 AND 3.    Please mark  [X]
                                                                                                                your votes as
                                                                                                                indicated in
                                                                                                                this example

1. ELECTION OF DIRECTORS              Nominees:     Harry M. Linowes
                                                    Gilbert A. Wetzel
         FOR THE        WITHHOLD
     NOMINEES LISTED   AUTHORITY
     TO THE RIGHT       FOR THE       To withhold authority to vote for any nominee, write that nominee's name in the space
        (EXCEPT         NOMINEES      provided.
      AS INDICATED)      LISTED
          [ ]              [ ]        ----------------------------------------------------------------------------------------------

2. TO CONSIDER AND ACT UPON A PROPOSAL       3. RATIFICATION OF APPOINTMENT OF      IN THEIR DISCRETION, THE PROXIES ARE
   TO APPROVE THE 2000 STOCK OPTION PLAN        ERNST & YOUNG LLP AS INDEPENDENT    AUTHORIZED TO VOTE UPON SUCH
   FOR DIRECTORS                                AUDITORS                            OTHER BUSINESS AS MAY PROPERLY
                                                                                    COME BEFORE THE MEETING OR ANY
         FOR    AGAINST   ABSTAIN                 FOR    AGAINST   ABSTAIN          ADJOURNMENT THEREOF.

         [ ]      [ ]      [ ]                    [ ]      [ ]      [ ]






SIGNATURE                                         SIGNATURE                                      DATE
         ----------------------------------------         --------------------------------------     ----------------------------

                           NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN
                             SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE
                                                      GIVE FULL TITLE AS SUCH.
-----------------------------------------------------------------------------------------------------------------------------------
                                                     /\ FOLD AND DETACH HERE /\